UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2009

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2009, MMA Financial, Inc., a wholly owned subsidiary of the registrant, and David Kay, the registrant’s Chief Financial Officer executed an amended employment agreement. The amended employment agreement changes the period of time for payment of Mr. Kay’s 2006 10-K completion bonus from a lump sum payment to monthly payments during the period from May 1, 2009 through December 31, 2009. The amended employment agreement also replaces the 2007 Form 10-K completion bonus, under which Mr. Kay would have received 1.34 times his base compensation then in effect upon the filing of the registrant's 2007 Form 10-K, with a bonus in the amount of 0.66 times Mr. Kay’s current base compensation, payable monthly during the period from October 1, 2009 through March 15, 2010. The amended employment agreement also reduces the severance payable to Mr. Kay in the event of a Termination Without Cause by the registrant, from 24 months of Mr. Kay’s base compensation, to 12 months of Mr. Kay’s base compensation.

In addition, on June 11, 2009, the registrant, and Mr. Kay executed an amended deferred compensation agreement under which the deferred cash that vested on February 28, 2009, will be paid ratably during the period from March 1, 2009 through December 31, 2009.

All other provisions of the employment agreement and deferred compensation agreement remain unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See disclosure under Item 1.01 of this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amended Employment Agreement between David Kay and the Registrant
10.2 Amended Deferred Compensation Agreement between David Kay and the Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

June 15, 2009	By:	Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Amended Employment Agreement between David Kay and the Registrant
10.2	Amended Deferred Compensation Agreement between David Kay and the Registrant